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                                                                    Exhibit 23.6

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 19, 1999, with respect to the financial statements of The Toledo, Peoria and Western Railroad Corporation incorporated by reference from RailAmerica's Current Report on Form 8-K/A, dated November 12, 1999 in the Amendment No. 1 to the Registration Statement (Form S-3) dated October 25, 2000 of RailAmerica Inc. for the registration of 130,000 Warrants to purchase common stock

                                                Ernst & Young LLP

Syracuse, New York
October 23, 2000